EXHIBIT 99.1

News and Information

Thomas J. Fitzgerald	Mark A. Rozelle
Media Relations	Investor Relations
(203) 817-3549	(203) 817-3520
UST REPORTS SECOND QUARTER 2008 RESULTS;
REAFFIRMS EARNINGS GUIDANCE FOR THE YEAR
•	Net sales $506.2 million, +3% vs. year ago

•	Diluted EPS $.94, +8.0% vs. year ago

•	Adjusted diluted EPS $.95, +5.6% vs. year ago (see table)

•	Total moist smokeless tobacco net can volume +1.3%

•	Moist smokeless tobacco category +7.6% vs. year ago (26 weeks ended June 14, 2008)

•	Ste. Michelle Wine Estates net sales +24.7% and operating profit +29.5% vs. year ago
STAMFORD, Conn., July 24, 2008 — UST Inc. (NYSE: UST) today reported second quarter and six-month 2008 results slightly ahead of its expectations.
“Despite a challenging U.S. economy, a significant mid-quarter spike in gasoline prices and a meaningful increase in smokeless tobacco competitive activity, UST exceeded its earnings expectations for the quarter,” said Murray S. Kessler, chairman and chief executive officer. “We remain on track to deliver a 10 percent shareholder return for the year, despite the fact that the company is increasing promotional support in the second half to address premium smokeless tobacco volume trends in specific areas of the country most impacted by current economic headwinds and competitive activity.”
Consolidated Results
For the second quarter ended June 30, 2008, net sales increased 3 percent to $506.2 million, operating income increased 4.4 percent to $237.7 million, net earnings declined 0.2 percent to $139.7 million and diluted earnings per share increased 8 percent to $.94 versus the prior year period. During the quarter, the company repurchased 1.3 million shares at a cost of $66.8 million.
-more-

Second quarter 2008 results include antitrust litigation and Project Momentum related restructuring charges totaling $2.7 million before income taxes, or $.01 per diluted share. Second quarter 2007 results include Project Momentum related restructuring charges and lease charges recorded in connection with the sale of the company’s headquarters totaling $6.8 million before income taxes, or $.03 per diluted share.
Adjusting for these items in each year, underlying second quarter 2008 operating income increased 2.5 percent to $240.5 million, net earnings decreased 1.9 percent to $141.4 million and diluted earnings per share increased 5.6 percent to $.95, as indicated on the attached reconciliation table, which provides a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP measures.
The 5.6 percent increase in adjusted diluted earnings per share slightly exceeded the company’s previous guidance of approximately 4 percent. This was driven by continued strong sales and operating profit for the company’s wine operations, cost and spending favorability across all operations due to Project Momentum, and a reduction in shares outstanding, partially offset by increased interest expense related to increased borrowings incurred to enhance share repurchases.
For the six-month period ended June 30, 2008, net sales increased 4.3 percent to $978.9 million, operating income increased 11 percent to $450.6 million, net earnings increased 7.1 percent to $265 million and diluted earnings per share increased 15.7 percent to $1.77. For the six-month period, the company repurchased 3.7 million shares at a cost of $198.7 million.
As indicated on the attached table reconciling GAAP to non-GAAP financial measures, the six-month 2008 and 2007 periods include antitrust litigation settlement and restructuring charges. In addition, the 2007 period includes a net gain on the sale of the company’s headquarters. Adjusted for these items, underlying operating income increased 4.5 percent to $453.7 million, net earnings increased 0.7 percent to $267 million and diluted earnings per share increased 9.1 percent to $1.79 versus the prior year period.
Smokeless Tobacco Segment
Smokeless Tobacco segment second quarter 2008 net sales decreased 1.3 percent to $393.7 million and operating profit increased 1.1 percent to $226.2 million, versus the prior year period. On an adjusted basis, operating profit increased 0.8 percent to $228.9 million (see table).
-more-

In the quarter, total moist smokeless tobacco net can volume increased 1.3 percent to 172 million, with premium decreasing 0.3 percent to 143.2 million and price value increasing 9.7 percent to 28.8 million, versus the prior year period.
“Our sustained investments continue to drive strong moist smokeless tobacco category growth and overall can volume growth for the company,” said Daniel W. Butler, president, U.S. Smokeless Tobacco Company (USSTC). “However, our premium volume trend softened in June, primarily in one region of the country. We attribute this to increased competitive activity, our own promotional timing and higher gasoline prices. Plans have been adjusted to address these issues in order to return USSTC’s premium volume to growth as the year progresses.”
USSTC’s Retail Account Data Share & Volume Tracking System (RAD-SVT) for the 26-week period ended June 14, 2008, indicates continued strong category growth trends. USSTC’s total shipments increased 1.7 percent versus year ago, in a category that increased 7.6 percent. USSTC’s premium brands grew 0.3 percent, slightly less than the premium segment which grew 0.6 percent, resulting in a 90.7 percent share of the premium segment. USSTC’s price value shipments increased 8.6 percent, while the total price value segment increased 16.5 percent, resulting in a 21.4 percent share of the price value segment. USSTC’s total share of 57.9 percent declined 3.4 percentage points versus the prior year period. (See supplemental schedule for information about RAD-SVT data).
Smokeless Tobacco segment six-month 2008 net sales increased 0.1 percent to $767.3 million versus the prior year period. Total moist smokeless tobacco net can sales increased 2.1 percent to 331.9 million, with premium net can sales up 0.9 percent to 277.6 million and price value net can sales up 8.6 percent to 54.3 million.
Operating profit for the segment, including antitrust litigation settlement charges and its share of restructuring charges in 2008 and 2007, increased 45.8 percent to $429.8 million. Excluding these items, underlying operating profit increased 2.2 percent to $432.6 million.
Wine Segment
In the second quarter 2008, net sales for the Wine segment increased 24.7 percent to $99.1 million, as total premium case sales increased 20 percent to 1.5 million. Strong growth was realized across the product portfolio, including the recently acquired Stag’s Leap Wine Cellars, and was driven by strong acclaim for several recently released wines, a new advertising campaign for Columbia Crest and improved distribution
-more-

as a result of an expanded sales force. Among the company’s fastest growing brands in the quarter was Columbia Crest, with its current Chardonnay release garnering strong critical acclaim and contributing to the more than thirty five 90-plus ratings received for Ste. Michelle Wine Estates in the period. Strong sales growth, combined with increased productivity led to a 29.5 percent increase in operating profit to $14.8 million.
“Ste. Michelle Wine Estates remained the fastest growing top-10 winery in the United States,” said Theodor P. Baseler, president, Ste. Michelle Wine Estates. “Outstanding growth continues to be driven by our dedication to producing world-class quality wines at a great value, combined with significant investments to expand our sales force and our brand portfolio.”
For the six-month 2008 period, Wine segment net sales increased 25.0 percent to $185.3 million on a 17.9 percent increase in premium case sales versus the corresponding 2007 period. Operating profit advanced 17.5 percent to $26.7 million.
Outlook
For the year, the company remains on track to deliver its previously released adjusted non-GAAP diluted earnings per share target of $3.65, with a range of $3.60 to $3.70, inclusive of plans to increase smokeless tobacco promotional support to address increased competitive activity and the current economic environment. Guidance for 2008 excludes any additional restructuring charges associated with Project Momentum to be incurred, as management is not able to make a determination of the estimated amounts or range of amounts of such charges. The 2008 guidance is consistent with the company’s long-term goal of providing an average annual shareholder return of 10 percent, including adjusted diluted earnings per share growth and a strong dividend.

	Full Year
	2008	2007	%
Consolidated diluted E.P.S.	Estimate	Actual	Change
GAAP diluted E.P.S.	$3.63	$3.27	11.0

Other items (net of taxes):
Antitrust litigation	.01	.54	—
Restructuring charges	.01	.04	—
Impact of sale of corporate headquarters, net	—	(.39)	—

Adj. non-GAAP diluted E.P.S.	$3.65	$3.46	5.5
-more-

A conference call is scheduled for 9 a.m. Eastern Time today to discuss these results. To listen to the call, please visit www.ustinc.com. A 14-day playback is available by calling (888) 286-8010 or (617) 801-6888, code #49334112 or by visiting the website.
UST Inc. is a holding company for its principal subsidiaries: U.S. Smokeless Tobacco Company and Ste. Michelle Wine Estates. U.S. Smokeless Tobacco Company is the leading producer and marketer of moist smokeless tobacco products including Copenhagen, Skoal, Red Seal and Husky. Ste. Michelle Wine Estates produces and markets premium wines sold nationally under 20 different labels including Chateau Ste. Michelle, Columbia Crest, Stag’s Leap Wine Cellars and Erath, as well as exclusively distributes and markets Antinori products in the United States.
All statements included in this press release that are not historical in nature are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company’s future performance and financial results are subject to a variety of risks and uncertainties that could cause actual results and outcomes to differ materially from those described in any forward-looking statement made by the company. These risks and uncertainties include uncertainties associated with ongoing and future litigation relating to product liability, antitrust and other matters and legal and other regulatory initiatives; the company’s ability to execute strategic actions, including acquisitions and the integration of acquired businesses; federal and state legislation, including actual and potential excise tax increases, and marketing restrictions relating to matters such as adult sampling, minimum age of purchase, self service displays and flavors; competition from other companies, including any new entrants in the marketplace; wholesaler ordering patterns; consumer preferences, including those relating to premium and price value brands and receptiveness to new product introductions and marketing and other promotional programs; the cost of tobacco leaf and other raw materials; conditions in capital markets, including the market price per share of the company’s common stock and its impact on the number of shares repurchased; and other factors described in this press release and in the company’s Annual Report on Form 10-K for the year ended December 31, 2007. Forward-looking statements made by the company are based on its knowledge of its businesses and the environment in which it operates as of the date on which the statements were made. Due to these risks and uncertainties, as well as matters beyond the control of the company which can affect forward-looking statements, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company undertakes no duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
(CONSOLIDATED UNAUDITED RESULTS ARE ATTACHED)
# # #

UST
CONSOLIDATED SALES AND EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Second Quarter
	2008	2007	% Change
Net sales	$506,171	$491,254	+	3.0

Costs and expenses
Cost of products sold	140,299	126,849	+	10.6
Selling, advertising and administrative	125,400	132,674	–	5.5
Restructuring charges	1,206	3,908	–	69.1
Antitrust litigation	1,525	—		—

Total costs and expenses	268,430	263,431	+	1.9

Operating income	237,741	227,823	+	4.4
Interest, net	18,854	8,555		—

Earnings before income taxes, minority interest and equity earnings	218,887	219,268	–	0.2
Income tax expense	79,039	79,072		—

Earnings before minority interest and equity earnings	139,848	140,196	–	0.2
Minority interest expense	399	246	+	62.2
Income from equity method investees	211	21		—

Net earnings	$139,660	$139,971	–	0.2

Net earnings per share:
Basic	$.95	$.88	+	8.0
Diluted	$.94	$.87	+	8.0

Dividends per share	$.63	$.60	+	5.0

Average number of shares:
Basic	147,298	159,557
Diluted	148,577	161,104

UST
CONSOLIDATED SALES AND EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Six months ended June 30,
	2008	2007	% Change
Net sales	$978,885	$938,272	+	4.3

Costs and expenses
Cost of products sold	271,655	242,502	+	12.0
Selling, advertising and administrative	253,504	265,618	–	4.6
Restructuring charges	1,618	7,428		—
Antitrust litigation	1,525	122,100		—

Total costs and expenses	528,302	637,648	–	17.1
Gain on sale of corporate headquarters	—	105,143		—

Operating income	450,583	405,767	+	11.0
Interest, net	36,531	18,130		—

Earnings before income taxes, minority interest and equity earnings	414,052	387,637	+	6.8
Income tax expense	148,334	139,812	+	6.1

Earnings before minority interest and equity earnings	265,718	247,825	+	7.2
Minority interest expense	988	385		—
Income from equity method investees	264	44		—

Net earnings	$264,994	$247,484	+	7.1

Net earnings per share:
Basic	$1.79	$1.55	+	15.5
Diluted	$1.77	$1.53	+	15.7

Dividends per share	$1.26	$1.20	+	5.0

Average number of shares:
Basic	148,188	159,762
Diluted	149,481	161,340

UST
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Dollars in thousands)

	June 30,	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,532	$73,697
Accounts receivable	74,777	60,318
Inventories:
Leaf tobacco	176,937	202,137
Products in process	219,485	258,814
Finished goods	177,001	163,247
Other materials and supplies	24,367	22,365

Total inventories	597,790	646,563
Deferred income taxes	21,946	26,737
Income taxes receivable	922	8,663
Prepaid expenses and other current assets	26,866	30,296

Total current assets	769,833	846,274
Property, plant and equipment, net	505,118	505,101
Deferred income taxes	39,615	35,972
Goodwill	28,211	28,304
Intangible assets, net	55,655	56,221
Other assets	18,473	15,206

Total assets	$1,416,905	$1,487,078

Liabilities and stockholders’ deficit:
Current liabilities:
Short term borrowings	$140,000	$—
Current portion of long term debt	240,000	—
Accounts payable and accrued expenses	191,107	321,256
Income taxes payable	9,224	—
Litigation liability	24,772	75,360

Total current liabilities	605,103	396,616
Long-term debt	900,000	1,090,000
Postretirement benefits other than pensions	84,486	81,668
Pensions	159,369	150,318
Income taxes payable	38,940	38,510
Other liabilities	22,562	20,162

Total liabilities	1,810,460	1,777,274

Contingencies

Minority interest and put arrangement	29,996	30,006

Stockholders’ deficit:
Capital stock(1)	105,779	105,635
Additional paid-in capital	1,114,267	1,096,923
Retained earnings	851,583	773,829
Accumulated other comprehensive loss	(44,945)	(45,083)

	2,026,684	1,931,304

Less treasury stock - 64,016,506 shares in 2008 and 60,332,966 shares in 2007	2,450,235	2,251,506

Total stockholders’ deficit	(423,551)	(320,202)

Total liabilities and stockholders’ deficit	$1,416,905	$1,487,078

(1)	Common Stock par value $.50 per share: Authorized — 600 million shares; issued - 211,558,289 shares in 2008 and 211,269,622 shares in 2007. Preferred Stock par value $.10 per share: Authorized — 10 million shares; Issued — None.

UST
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2008	2007
Operating Activities:
Net earnings	$264,994	$247,484
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	26,782	22,545
Share-based compensation expense	5,559	7,001
Excess tax benefits from share-based compensation	(2,020)	(6,619)
Minority interest expense	988	385
Income from equity method investees	(264)	(44)
Gain on sale of corporate headquarters	—	(105,143)
Gain on disposition of property, plant and equipment	(1,281)	(629)
Amortization of imputed rent on corporate headquarters building	—	3,851
Deferred income taxes	1,075	(6,622)
Changes in operating assets and liabilities:
Accounts receivable	(14,459)	(6,216)
Inventories	48,773	33,877
Prepaid expenses and other assets	5,378	(3,476)
Accounts payable, accrued expenses, pensions and other liabilities	(100,604)	(53,758)
Income taxes	19,192	(8,412)
Litigation liability	(50,588)	118,008

Net cash provided by operating activities	203,525	242,232

Investing Activities:
Short-term investments, net	—	(20,000)
Purchases of property, plant and equipment	(27,309)	(22,582)
Proceeds from dispositions of property, plant and equipment	1,515	130,456
Investment in joint venture	(42)	(328)

Net cash (used in) provided by investing activities	(25,836)	87,546

Financing Activities:
Revolving credit facility repayments, net	(110,000)	—
Proceeds from the issuance of debt	296,307	—
Change in book cash overdraft	(16,693)	—
Excess tax benefits from share-based compensation	2,020	6,619
Proceeds from the issuance of stock	10,149	26,122
Dividends paid	(186,908)	(192,255)
Stock repurchased	(198,729)	(120,070)

Net cash used in financing activities	(203,854)	(279,584)

(Decrease) increase in cash and cash equivalents	(26,165)	50,194
Cash and cash equivalents at beginning of year	73,697	254,393

Cash and cash equivalents at end of period	$47,532	$304,587

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
The adjusted non-GAAP financial measures used in this press release exclude the impact of the net gain on the sale of the company’s corporate headquarters, restructuring charges associated with the Project Momentum cost savings initiative and antitrust litigation charges. The “gain on the sale of corporate headquarters, net” reflects the net impact of the gain recorded on the sale and the amortization of the short-term imputed rent on the property, which was recognized through Sept. 2007 when the company relocated its headquarters. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The company believes that these non-GAAP financial measures are helpful in assessing ongoing and forecasted operating results. In addition, these non-GAAP financial measures facilitate the company’s internal comparisons to historical operating results and comparisons to competitors’ operating results. The company has included these non-GAAP financial measures in this press release because it believes such measures allow for greater transparency related to supplemental information used by management in its financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided on the following pages.

Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures (Unaudited)

Second Quarter
Consolidated Operating Income	Second Quarter
	2008	2007	% Change
GAAP operating income	$237,741	$227,823	4.4

Other items:
Antitrust litigation	1,525	—	—
Restructuring charges	1,206	3,908	—
Impact of sale of corporate headquarters, net	—	2,888	—

Adj. non-GAAP operating income	$240,472	$234,619	2.5

Consolidated Net Earnings	Second Quarter
	2008	2007	% Change
GAAP net earnings	$139,660	$139,971	-0.2

Other items (net of taxes):
Antitrust litigation	974	—	—
Restructuring charges	770	2,500	—
Impact of sale of corporate headquarters, net	—	1,742	—

Adj. non-GAAP net earnings	$141,404	$144,213	-1.9

Consolidated diluted E.P.S.	Second Quarter
	2008	2007	% Change
GAAP diluted E.P.S.	$.94	$.87	8.0

Other items (net of taxes):
Antitrust litigation	.01	—	—
Restructuring charges	—	.02	—
Impact of sale of corporate headquarters, net	—	.01	—

Adj. non-GAAP diluted E.P.S.	$.95	$.90	5.6

Smokeless Tobacco Segment Operating Profit	Second Quarter
	2008	2007	% Change
GAAP operating profit	$226,198	$223,758	1.1

Other items:
Antitrust litigation	1,525	—	—
Restructuring charges	1,173	3,253	—

Adj. non-GAAP operating profit	$228,896	$227,011	0.8

Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures (Unaudited)

Six Months
Consolidated Operating Income	Six months ended June 30,
	2008	2007	% Change
GAAP operating income	$450,583	$405,767	11.0

Other items:
Antitrust litigation	1,525	122,100	—
Restructuring charges	1,618	7,428	—
Impact of sale of corporate headquarters, net	—	(101,292)	—

Adj. non-GAAP operating income	$453,726	$434,003	4.5

Consolidated Net Earnings	Six months ended June 30,
	2008	2007	% Change
GAAP net earnings	$264,994	$247,484	7.1

Other items (net of taxes):
Antitrust litigation	974	77,752	—
Restructuring charges	1,035	4,746	—
Impact of sale of corporate headquarters, net	—	(64,725)	—

Adj. non-GAAP net earnings	$267,003	$265,257	0.7

Consolidated diluted E.P.S.	Six months ended June 30,
	2008	2007	% Change
GAAP diluted E.P.S.	$1.77	$1.53	15.7

Other items (net of taxes):
Antitrust litigation	.01	.48	—
Restructuring charges	.01	.03	—
Impact of sale of corporate headquarters, net	—	(.40)	—

Adj. non-GAAP diluted E.P.S.	$1.79	$1.64	9.1

Smokeless Tobacco Segment Operating Profit	Six months ended June 30,
	2008	2007	% Change
GAAP operating profit	$429,800	$294,748	45.8

Other items:
Antitrust litigation	1,525	122,100	—
Restructuring charges	1,322	6,486	—

Adj. non-GAAP operating profit	$432,647	$423,334	2.2

UST
SUPPLEMENTAL SCHEDULE
(Unaudited)

	Second Quarter			Six months ended June 30,
	2008	2007	% Chg.	2008	2007	% Chg.
Smokeless Tobacco
Net Sales (mil)	$393.7	$399.0	-1.3	$767.3	$766.5	0.1
Adj. Non-GAAP Oper. Profit (mil)	$228.9	$227.0	0.8	$432.6	$423.3	2.2

MST Net Can Sales
Premium (mil)	143.2	143.6	-0.3	277.6	275.0	0.9
Price Value (mil)	28.8	26.2	9.7	54.3	50.0	8.6

Total (mil)	172.0	169.8	1.3	331.9	325.0	2.1

	Volume %		Point
MST Share Data	Chg. vs.		Chg. vs.
RAD-SVT 26 wks ended 6/14/08(1)	YAGO	Share	YAGO
Total Category	+7.6%
Total Premium Segment	+0.6%	52.7%	-3.6 pts
Total Value Segments	+16.5%	47.2%	+3.6 pts
USSTC Share of Total Category	+ 1.7%	57.9%	-3.4 pts
USSTC Share of Premium Segment	+0.3%	90.7%	-0.3 pts
USSTC Share of Value Segments	+8.6%	21.4%	-1.6 pts

(1)	RAD-SVT — Retail Account Data Share & Volume Tracking System. RAD-SVT information is being provided as an indication of current domestic moist smokeless tobacco industry trends from wholesale to retail and is not intended as a basis for measuring the company’s financial performance. This information can vary significantly from the company’s actual results due to the fact that the company reports net shipments to wholesale, while RAD-SVT measures shipments from wholesale to retail, the difference in time periods measured, as well as new product introductions and promotions.

	Second Quarter			Six months ended June 30,
	2008	2007	% Chg.	2008	2007	% Chg.
Wine
Net Sales (mil)	$99.1	$79.5	24.7	$185.3	$148.3	25.0
Operating Profit (mil)	$14.8	$11.5	29.5	$26.7	$22.7	17.5
Premium Case Sales (thou)	1,461	1,217	20.0	2,732	2,317	17.9

Other
Net Sales (mil)	$13.4	$12.7	5.2	$26.3	$23.5	11.9
Operating Profit (mil)	$4.1	$4.9	-16.9	$8.8	$8.9	-1.5